AMENDMENT TO PARTICIPATION AGREEMENT


     This Amendment to Participation Agreement, made and entered into this 14th day of April, 2000 by and among United Investors Life Insurance Company ("Insurance Company"), on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto, INVESCO Distributors, Inc. ("Distributors"), INVESCO Funds Group, Inc., ("INVESCO"), and INVESCO Variable Investment Funds, Inc. ("Company").

      WHEREAS the Insurance Company, Distributors, INVESCO, and the Company have entered into a Participation Agreement, dated July 8, 1998 ("Participation Agreement"), and

      WHEREAS Insurance Company, Distributors, INVESCO, and the Company desire that each segregated asset account of the Insurance Company set forth in Schedule A hereto be enabled to invest in portfolios of the Company, and

      WHEREAS Insurance Company, Distributors, INVESCO, and the Company desire to have the portfolios of the Company offered in additional insurance contracts underwritten and distributed by Insurance Company as set forth in Schedule B hereto, and

      NOW, THEREFORE Insurance Company, INVESCO, and the Company agree as follows:

     1. Schedule A of the Participation Agreement, which designates the Insurance Company Accounts which invest in portfolios of the Insurance Company, and Schedule B of the Participation Agreement, which designates the contracts offered by Insurance Company, are superseded and replaced by Schedules A, and B attached hereto.

     2. Article 1 of the Participation Agreement shall be amended by inserting the following section after Section 1.9:

          1.10.Payments for the purchase of shares of any Fund by the  Insurance
               Company under this Agreement may be "netted" against amounts due to the Company for redemptions of shares of any other Fund for the purposes of determining the amount that the Insurance Company must wire to Company.

     3. The Participation Agreement shall further be amended by the addition of Schedule C-1, which shall designate persons authorized to give instructions to the Company and Invesco regarding transactions involving the Titanium Universal Life Variable Account and the Titanium Annuity Variable Account. Those persons listed in the original schedule C to the Participation Agreement shall only have authority to give instructions regarding transactions involving the RetireMap Variable Account.

   All of the other provisions contained in the participation agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Participation Agreement to be executed in its name and on behalf of its duly authorized representatives.

UNITED INVESTORS LIFE INSURANCE COMPANY

By: /s/ Anthony L. McWhorter
----------------------------
Title: President
Date:  April 14, 2000

INVESCO FUNDS GROUP, INC./INVESCO DISTRIBUTORS, INC.

By: /s/ Ronald L. Grooms
------------------------
Ronald L. Grooms
Senior Vice President and Treasurer
Date: April 14, 2000

INVESCO VARIABLE INVESTMENT FUNDS, INC.

By: /s/ Ronald L. Grooms
------------------------
Ronald L. Grooms
Treasurer and Chief Financial and Accounting Officer
Date: Aapril 14, 2000

                                   SCHEDULE A

                                    ACCOUNTS

                                             DATE OF RESOLUTION OF INSURANCE
                                                  COMPANY'S BOARD WHICH
NAME OF ACCOUNT                                  ESTABLISHED THE ACCOUNT

RetireMap Variable Map                              September 20, 1996
Titanium Universal Life Variable Account            September 15, 1999
Titanium Annuity Variable Account                   September 15, 1999

                                   SCHEDULE B

                                    CONTRACTS

1.    Contract Form V96
2.    Contract Form TL99
3.    Contract Form TA99

                                   SCHEDULE C-1
       PERSONS AUTHORIZED TO GIVE INSTRUCTIONS TO THE COMPANY AND INVESCO
                     REGARDING TITANIUM VUL AND TITANIUM VA

            NAME                           ADDRESS AND PHONE NUMBER


(1)Terry Davis                             2001 Third Ave So Birmingham AL 35233
   Print or Type Name

   Vice President                          Phone:  (205) 325-2699
   Title

   /s/ Terry Davis
   ---------------
   Signature



(2)Susan Huff                              2001 Third Ave So Birmingham AL 35233
   Print or Type Name

   2nd VP Variable Products                Phone:  (205) 325-4325
   Title

   /s/ Susan Huff
   --------------
   Signature



(3)Carr Patterson                          2001 Third Ave So Birmingham AL 35233
   Print or Type Name

   2nd VP Accounting                       Phone:  (205) 325-2888
   Title

   /s/ Carr Patterson
   ------------------
   Signature



(4)Jason Copeland                          2001 Third Ave So Birmingham AL 35233
   Print or Type Name

   Manager Variable Department             Phone:  (205) 325-2963
   Title

   /s/ Jason Copeland
   ------------------
   Signature